Exhibit 10.1

INDIA GLOBALIZATION CAPITAL, INC.

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Note and Share Purchase Agreement

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Dated February 25, 2011

NOTE AND SHARE PURCHASE AGREEMENT

THIS NOTE AND SHARE PURCHASE AGREEMENT (this “Agreement”) is effective as of February 25, 2011, by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and BRICOLEUR PARTNERS, L.P. (the “Investor”).

RECITALS

A.           On October 16, 2009, the Investor purchased a promissory note from the Company in the original principal amount of $2,000,000.00 (the “2009 Security”).  On December 10, 2010, the Company repaid the Investor $200,000 of such principal amount, leaving a balance due of $1,800,000.

B.           The Investor desires to exchange the 2009 Security subject to the terms of this Agreement.

C.           This exchange is intended to be an exchange of securities of the Company with an existing security holder exempt from the registration provisions of the Securities Act (as defined below) pursuant to section 3(a)(9) thereof.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. The Loans, The Exchange.

1.1 The Loans.  Subject to the terms and conditions of this Agreement, the Investor agrees to make a loan (the “Loan”) to the Company in the principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement.

1.2 The Exchange.  The Loan made by the Investor pursuant hereto shall be evidenced by the exchange (the “Exchange”) of the 2009 Security for an unsecured promissory note of the Company executed concurrently herewith in the form attached hereto as Exhibit A (the “Note”)  and the shares of Common Stock of the Company described in Section 1.3 below.

1.3 The Shares.  Subject to the terms of this Agreement and in consideration of the Exchange, the Company shall issue to the Investor Six Hundred Eighty Eight Thousand Five Hundred (688,500) freely tradable shares, without any restrictive legend, of the Common Stock of the Company (the “Shares”).

1.4 Closings.  The closing of the Exchange (the “Closing”) will take place at the offices of Seyfarth Shaw LLP, 975 F Street, N.W., Washington, D.C. 20004 at such time as the parties shall mutually agree.

1.5 Delivery.  At the Closing, the Company will deliver to the Investor the Note representing the Loan made by the Investor and the Shares, and the Investor shall deliver the 2009 Security to the Company.

2. Representations and Warranties of the Company.  Except as disclosed in the Disclosure Schedule attached hereto as Exhibit B, the Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.  The Company is duly qualified and authorized to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, assets, liabilities, financial condition, property or results of operation.

2.2 Authority and Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note (together, the “Transaction Documents”) and to perform fully its obligations thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders.  Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming that each of the Transaction Documents constitutes a valid and binding agreement of the other parties hereto, each such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.3 Valid Issuance.  The Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer.  The Shares will be freely tradable and without any restrictive legend.

2.4 Accuracy of Public Filings.  The representations, warranties and other statements of the Company contained in the documents (the “SEC Documents”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the respective dates of such filings.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.  Since the date that the Company filed its last Form 10-Q with the SEC, there has been no material adverse change in the assets, business, or financial condition of the Company.

2.5 No Conflicts.  The execution, delivery and performance of the Transaction Documents, and any other document or instrument contemplated thereby, by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) contravene, conflict with, or result in the violation of any provision of the Company’s charter or bylaws or any resolution adopted by the Company’s board of directors, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of its respective properties or assets are bound, (iv) result in a material violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected or result in a violation of any rules or regulations of the NYSE Amex (“NYSE Amex”) applicable to the Company or, if the Company’s shares of Common Stock are no longer listed on NYSE Amex, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company or any of its subsidiaries is subject or to which any of its respective assets, operations or management may be subject.  The Company or any of its subsidiaries is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes or the Total Shares (other than any filings that may be required to be made by the Company with the SEC or state securities commissions subsequent to the Closing).

2.6 Capitalization.  The authorized capital stock of the Company immediately prior to the Closing consists of 75,000,000 shares of Common Stock, par value $0.0001 per share, of which Thirteen Million Three Hundred Ninety Four Thousand Two Hundred Seven (13,394,207) shares were issued and outstanding as of June 30, 2010.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as provided in this Agreement or disclosed in the SEC Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company (including, without limitation, anti-dilution rights, rights of first refusal or preemptive rights) is authorized or outstanding; (b) the Company has no obligation (contingent or otherwise) to issue any subscription, warranty, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

2.7 Offering.  Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Brokers or Finders.  The Company has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

2.9 Accuracy of Information Furnished.  The representations, warranties and other statements of the Company set forth in Section 2 of this Agreement and the Disclosure Schedule taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants only with respect to himself, herself or itself that:

3.1 Authorization.  Investor has full power and authority to enter into the Transaction Documents and that the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.   The Transaction Documents have been duly executed and delivered by the Investor and, assuming the Transaction Documents constitute valid and binding agreements of the other parties thereto, the Transaction Documents constitute legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.2 Purchase Entirely for Own Account.  The Notes and the Shares (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

3.3 Disclosure of Information.  The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Securities.

3.4 Investment Experience; Financial Risk.  The Investor is an investor in securities of companies in the development stage and acknowledges that it has (i) such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities, (ii) had such risks explained to it and has determined that such investment is suitable for the Investor in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Investor’s financial circumstances which may cause or require any sale, transfer or other distribution of the Securities  The Investor has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor.  The Investor is an “accredited investor” within the meaning of the Securities and Exchange Rule 501(a) of Regulation D, as presently in effect.

3.6 No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental body the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or order to which the Investor may be subject.

3.7 Relationship Among Investors.  Each Investor agrees that no Investor nor the controlling persons, officers, directors, partners, agents or employees of an Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Note or the Shares.  Without limiting the foregoing, no Investor nor any of its officers, directors, stockholders, partners, employees or agents or affiliates, or other holder of any Note shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or holder of any Note, nor shall any such Investor or other person or entity have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of any Note or to continue to provide any such information if any information is provided.

3.8 Brokers or Finders.  The Investor has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

4. Conditions to Closing.

4.1 Conditions of Investor’s Obligations at Closing.  The obligations of the Investor at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors:

(a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and the Shares.

(d) The Company shall have delivered to the Investor a certificate duly executed by the chief executive officer of the Company stating that the Company is in compliance with the conditions specified in Section 5.1(a)-(c) hereof.

(e) At the Closing, the exchange by the Company and the Investor, of the Note and Shares for the 2009 Security shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(f) At the Closing, the Company shall duly execute and deliver to the Investor the Transaction Documents, and shall have delivered to its transfer agent irrevocable instructions to issue to the Investor the Shares.

4.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes and the Shares at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) At the Closing, the issuance by the Company, and the exchange by the Investor, of the Note and Shares for the 2009 Security shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(d) At the Closing, the Company shall have received the 2009 Security.

5. Covenants.

5.1 Listing of Shares.  The Company will use reasonable commercial efforts to ensure that, no later than the effective date of this Agreement, the Shares have been duly authorized for listing on NYSE Amex or, if no longer listed on NYSE Amex, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time.

6. Miscellaneous.

6.1 Waivers and Amendments.  Any provision of this Agreement or of the Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes; provided, that this Agreement or any of the Notes may not be amended or modified and no provision hereof or thereof may be waived if such amendment, modification or waiver would adversely and prejudicially affect the rights of an Investor vis-à-vis all other Investors without the consent of such affected Investor.

6.2 Governing Law.  This Agreement and the Notes shall be governed by and construed in accordance with Maryland law, without regard to the conflict of laws provisions thereof.

6.3 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby.

6.4 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement.  This Agreement (including the exhibits attached hereto) and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.6 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy (with confirmation of transmission), electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the Investor’s address as the Investor shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, and a copy of which shall be likewise delivered to such Investor’s counsel at such address as shall have been furnished to the Company, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

6.7 Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Legal Fees and Expenses.  The Company shall pay up to $2,500.00 toward legal fees and expenses of the Investor’s counsel in connection with this Agreement.

6.9 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Note and Share Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By /s/ Ram Mukunda

Its CEO

Address:   _____________________________
                   _____________________________
                   _____________________________

INVESTOR:
BRICOLEUR PARTNERS, L.P.
By:/Bricoleur Capital Management, LLC,
Its General Partner

By: /s/ Robert Poole
Name: Robert  Poole
Title: Member of the Management Board